WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                                  ABC-NACO Inc.
                             Financial Data Schedule
                       For Period Ended December 31, 1999


                             (Dollars in Thousands)

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

                                                              Five Months Ended
                                                                    and as of
                                                               December 31, 1999
                                                           ---------------------
Fiscal year-end                                                December 31, 1999
Period start                                                      August 1, 1999
Period end                                                     December 31, 1999
Cash and cash items                                                          351
Marketable securities                                                          -
Notes and accounts receivable - trade                                    79,617*
Allowances for doubtful accounts                                               -
Inventory                                                                 94,132
Total current assets                                                     195,181
Property, plant, and equipment                                           360,013
Accumulated depreciation                                                 115,003
Total assets                                                             492,471
Total current liabilities                                                138,868
Bonds, mortgages, and similar debt                                       246,247
Preferred stock - mandatory redemption                                         -
Preferred stock - no mandatory redemption                                      -
Common stock                                                                 194
Other stockholders' equity                                                86,485
Total liabilities and stockholders' equity                               492,471
Net sales                                                                239,861
Total revenues                                                           239.861
Cost of tangible products                                                214,833
Total costs and expenses applicable to sales and revenues                214,833
Other costs and expenses                                                  26,134
Provision for doubtful accounts and notes                                      -
Interest and amortization of debt discount                                 9,398
Income before taxes and other items                                     (10,504)
Income tax expense                                                       (4,979)
Income/loss from continuing operations                                   (5,525)
 Discontinued operations                                                       -
Extraordinary items                                                            -
Cumulative effect - changes in accounting principles                           -
Net income or loss                                                       (5,525)
Earnings per share - basic                                                (0.30)
Earnings per share - diluted                                              (0.30)

*  Notes  and  accounts  receivable  -  trade are reported net of allowances for
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doubtful  accounts  in  the  Consolidated  Balance  Sheets.
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